Exhibit 99.1

Contact:

Michael J. Dee

Chief Financial Officer

(410) 477- 5000

BV FINANCIAL, INC. ANNOUNCES FINANCIAL RESULTS

Baltimore, Maryland, July 18, 2024– BV Financial, Inc. (NASDAQ: BVFL), the holding company for BayVanguard Bank (the “Bank”), today reported net income of $3.4 million, or $0.32 per diluted share, for the quarter ended June 30, 2024 compared to net income of $3.9 million, or $0.49 per diluted share, for the quarter ended June 30, 2023. Net income for the six-month period ended June 30, 2024 was $6.0 million or $0.52 per diluted share compared to net income of $7.0 million or $0.88 per diluted share for the six-month period ended June 30, 2023.

Financial Highlights

•
Return on average assets and return on average equity for the three months ended June 30, 2024 were 1.52% and 6.68%, respectively.
•
Net loans held to maturity decreased $2.4 million or 0.3% compared to December 31, 2023.
•
Deposits increased $6.2 million or 1.0% from $634.1 million at December 31, 2023 to $640.3 million at June 30, 2024.
•
Cash and cash equivalents increased by $16.9 million or 23.0% compared to December 31, 2023.
•
Non-accrual loans decreased $2.5 million or 22.0% to $8.2 million at June 30, 2024 from $10.6 million at December 31, 2023.
•
The Company recorded a recovery to the provision for credit losses of $111,000 for the three months ended June 30, 2024 and $92,000 for the six months ended June 30, 2024.

FINANCIAL CONDITION DISCUSSION

Total Assets. Total assets were $897.2 million at June 30, 2024, an increase of $11.9 million, or 1.4%, from $885.3 million at December 31, 2023. The increase was due primarily to a $16.9 million increase in cash, which was primarily offset by decreases in loans and securities.

Cash and Cash Equivalents. Cash and cash equivalents increased $16.9 million, or 23.0%, to $90.4 million at June 30, 2024 from $73.5 million at December 31, 2023. The increase in cash is a result of the increase in deposits and the decrease in other earning assets.

Loans Receivable. Loans receivable decreased $2.4 million, or 0.3%, to $702.4 million at June 30,2024 from $704.8 million at December 31, 2023. Decreases in owner occupied commercial real estate, 1-4 family non-owner occupied loans and 1-4 family owner occupied loans offset increases non-owner occupied commercial real estate and commercial non-real estate loans.

Securities. Securities available for sale decreased by $1.9 million or 5.5% from December 31, 2023 as paydowns in the mortgage-backed securities were not replaced with new purchases. The held-to-maturity portfolio experienced a slight decrease due to paydowns.

Total Liabilities. Total liabilities increased $5.5 million or 0.8%, to $691.7million at June 30,2024 from $686.2million at December 31, 2023. The increase was due primarily to the increase in interest-bearing deposits offsetting a decrease in borrowings as $3.0 million in junior subordinated debt was paid off in the first quarter of 2024.

Deposits. Total deposits increased $6.2 million, or 1.0% to $640.3 million at June 30, 2024 from $634.1 million at December 31, 2023. Interest-bearing deposits increased $7.2 million, or 1.5%, to $499.3 million at June 30,2024 from $492.1 million at December 31, 2023. Noninterest bearing deposits decreased $1.0 million, or 0.7%, to $141.0 million at June 30, 2024 from $142.0 million at December 31, 2023.

Stockholders’ Equity. Stockholders’ equity increased $6.4 million, or 3.2%, to $205.5 million at June 30, 2024 from $199.1 million at December 31, 2023 primarily due to net income during the period.

RESULTS OF OPERATION DISCUSSION

Net Income. Net income was $3.4 million or $0.32 per diluted share for the three months ended June 30, 2024 compared to $3.9 million or $0.49 per diluted share for the three months ended June 30, 2023. In the three months ended June 30, 2023, the Company recognized a gain on the sale of foreclosed real estate of $678,000. Net income was $6.0 million or $0.52 per diluted share for the six months ended June 30, 2024 compared to $7.0 million or $0.88 per diluted share for the six months ended June 30, 2023. In the six months ended June 30, 2023, the Company recognized a gain on the sale of foreclosed real estate of $678,000 and received $225,000 in life insurance proceeds.

Net Interest Income. Net interest income was $8.9 million for the three months ended June 30, 2024 compared to $8.2 million in the three months ended June 30, 2023.The net interest margin for the three months ended June 30, 2024 was 4.33% compared to 4.19% for the three months ended June 30, 2023. The increase in net interest income was due to higher average balances of interest earning assets and higher yields on these assets offsetting the increase in interest expense due to higher rates paid on deposits.

Net interest income was $16.9 million for the six months ended June 30, 2024, compared to $16.4 million in the six months ended June 30, 2023. The net interest margin for the six months ended June 30, 2024 was 4.12% compared to 4.26% for the six months ended June 30, 2023. The increase in net interest income was due to higher average balances of interest earning assets and higher yields on these assets offsetting the increase in interest expense due to higher rates paid on deposits.

Noninterest Income. For the three months ended June 30, 2024, noninterest income totaled approximately $600,000 compared to $1.4 million for the quarter ended June 30, 2023. For the quarter ended June 30, 2023, the Company recognized a gain of $678,000 on the sale of foreclosed real estate.

For the six months ended June 30, 2024, noninterest income totaled $1.2 million as compared to $2.2 million for the six months ended June 30, 2023. In the six-months ended June 30, 2023, the Company recognized a gain of $678,000 on the sale of foreclosed real estate and $225,000 in life insurance proceeds.

Noninterest Expense. For the three months ended June 30, 2024, noninterest expense totaled $4.9 million compared to $4.5 million in the three months ended June 30, 2023. Increases in compensation and benefits increased $232,000 or 8.1% due to increases in salary and benefits, occupancy expense increased by $43,000 or 11.7% due to higher rent and maintenance expenses, data processing expense increased by $34,000 or 10.0% due to annual increases and project expenses and professional fees increased due to price increases and the costs of being a public company.

For the six months ended June 30, 2024, noninterest expense totaled $9.8 million as compared to $9.2 million in the six months ended June 30, 2023. Increases in compensation and benefits increased $482,000 or 8.4% due to increases in staffing and salaries and benefits, occupancy expense increased by $65,000 or 8.3% due to higher rent and maintenance expenses, data processing expense increased by $62,000 or 9.0% due to annual increases and project expenses.

Asset Quality. Non-performing assets at June 30, 2024 totaled $8.4 million consisting of $8.2 million in nonperforming loans and $170,000 in other real estate owned, compared to $10.9 million at December 31, 2023, consisting of $10.7 million in non-performing loans and $170,000 in other real estate owned. During the quarter, our largest loan on non-accrual, a $6.8 million investor commercial real estate loan, was reduced by a $3.0 million cash payment. In July, the remaining $3.8 million balance paid off. At June 30, 2024, the allowance for credit losses on loans was $8.5 million, which represented 1.22% of total loans and 103.9% of non-performing loans compared to $8.5 million at December 31, 2023, which represented 1.21% of total loans and 81.0% of non-performing loans.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Company’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, increased competitive pressures, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio, changes in demand for our products and services, accounting and tax changes, deposit flows, real estate values and competition, changes in accounting and tax principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services, a failure in or breach of our operational or security systems or infrastructure, including cyber attacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged and the failure to maintain current technologies, the failure to retain or attract employees.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with fifteen branches in the Baltimore metropolitan area and the eastern shore of Maryland. The Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

	At or For the Three Months		At or For the Six Months
	Ended June 30,		Ended June 30,
	2024	2023	2024	2023

Performance Ratios(1):
Return on average assets	1.52%	1.78%	1.34%	1.62%
Return on average equity	6.68%	15.24%	5.92%	13.90%
Interest rate spread(2)	3.61%	3.77%	3.36%	3.92%
Net interest margin(3)	4.33%	4.19%	4.12%	4.26%
Non-interest expense to average assets	2.19%	2.07%	2.21%	2.14%
Efficiency ratio(4)	51.53%	46.57%	54.42%	49.27%
Average interest-earning assets to average interest-bearing liabilities	154.65%	135.48%	154.62%	135.05%
Average equity to average assets	22.73%	11.68%	22.68%	11.67%
Credit Quality Ratios:
Allowance for credit losses as a percentage of total loans	1.22%	1.16%	1.22%	1.16%
Allowance for credit losses as a percentage of non-performing loans	103.88%	179.14%	103.88%	179.14%
Net charge-offs (recoveries) to average outstanding loans during the year	-0.01%	-0.01%	-0.02%	-0.02%
Non-performing loans as a percentage of total loans	1.17%	0.65%	1.17%	0.65%
Non-performing loans as a percentage of total assets	0.92%	0.50%	0.92%	0.50%
Total non-performing assets as a percentage of total assets	0.94%	0.56%	0.94%	0.56%

Other:
Number of offices	13	15	13	15
Number of full-time equivalent employees	116	117	116	117

(1) Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percentage of average interest-earning assets.
(4) Represents non-interest expenses divided by the sum of net interest income and non-interest income.

BV FINANCIAL, INC.
Consolidated Balance Sheets

	June 30, 2024	December 31, 2023
(dollars in thousands, except share amounts)	(unaudited)

Assets
Cash	$9,334	$9,260
Interest-bearing deposits in other banks	81,305	64,482
Cash and cash equivalents	90,639	73,742
Equity Investment	236	256
Securities available for sale	32,868	34,781
Securities held to maturity (fair value of $9,051 and $9,206, ACL of $5 and $6)	10,089	10,209
Loans held to maturity	702,373	704,802
Allowance for Credit Losses	(8,547)	(8,554)
Net Loans	693,826	696,248
Foreclosed real estate	170	170
Premises and equipment, net	13,503	14,250
Federal Home Loan Bank of Atlanta stock, at cost	654	626
Investment in life insurance	19,856	19,657
Accrued interest receivable	3,344	3,279
Goodwill	14,420	14,420
Intangible assets, net	922	1,012
Deferred tax assets, net	8,810	8,969
Other assets	7,825	7,635
Total assets	$897,162	$885,254
Liabilities and Stockholders' Equity
Liabilities
Noninterest-bearing deposits	$141,040	$142,030
Interest-bearing deposits	499,260	492,090
Total deposits	640,300	634,120

FHLB borrowings	—	—
Subordinated Debentures	34,806	37,251
Other liabilities	16,584	14,818
Total liabilities	691,690	686,189
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized at June 30, 2024 and December 31, 2023; 11,387,723 shares issued and outstanding as of June 30, 2024 and 11,375,803 shares issued and outstanding as of December 31, 2023	114	114
Paid-in capital	110,694	110,465
Unearned common stock held by employee stock ownership plan	(7,244)	(7,328)
Retained earnings	103,745	97,772
Accumulated other comprehensive loss	(1,837)	(1,958)
Total stockholders' equity	205,472	199,065
Total liabilities and stockholders' equity	$897,162	$885,254

BV FINANCIAL, INC.
Consolidated Statements of Income

(dollars in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
Interest Income	2024	2023	2024	2023
Loans, including fees	$10,177	$9,327	$19,959	$18,100
Investment securities available for sale	306	277	612	543
Investment securities held to maturity	91	92	183	186
Other interest income	1,043	843	1,867	1,398
Total interest income	11,617	10,539	22,621	20,227
Interest Expense
Interest on deposits	2,242	1,266	4,228	1,931
Interest on FHLB borrowings	-	495	-	783
Interest on Subordinated debentures	466	541	1,521	1,075
Total interest expense	2,708	2,302	5,749	3,789
Net interest income	8,909	8,237	16,872	16,438
Provision for (recovery of) credit losses	(111)	(150)	(92)	(147)
Net interest income after provision for (recovery of) credit losses	9,020	8,387	16,964	16,585
Noninterest Income
Service fees on deposits	97	101	200	195
Fees from debit cards	182	188	354	360
Income from investment in life insurance	112	145	199	464
Gain on sale of foreclosed real estate	-	678	-	678
Other income	205	258	421	481
Total noninterest income	596	1,370	1,174	2,178
Noninterest Expense
Compensation and related benefits	3,091	2,859	6,220	5,738
Occupancy	409	366	847	782
Data processing	374	340	751	689
Advertising	6	14	11	28
Professional fees	244	176	356	376
Equipment	103	108	205	213
Foreclosed real estate holding costs	11	32	16	159
Amortization of intangible assets	45	46	90	92
FDIC insurance premiums	81	64	164	118
Other expense	533	539	1,160	1,049
Total noninterest expense	4,897	4,544	9,820	9,244
Net income before tax	4,719	5,213	8,318	9,519
Income tax expense	1,320	1,314	2,345	2,505
Net income	$3,399	$3,899	$5,973	$7,014
Basic earnings per share	$0.32	$0.49	$0.52	$0.88
Diluted earnings per share	$0.32	$0.49	$0.52	$0.88

BV FINANCIAL, INC.
Average Balance Sheet for the Quarters ended June 30,
(Dollars in thousands)

	For the Three Months Ended June 30,
	2024			2023
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$705,516	$10,177	5.79%	$679,179	$9,327	5.51%
Securities available-for-sale	33,445	306	3.67%	35,240	277	3.15%
Securities held-to-maturity	10,777	91	3.39%	12,415	92	2.99%
Cash, cash equivalents and other interest-earning assets	75,031	1,043	5.59%	61,780	843	5.49%
Total interest-earning assets	824,769	11,617	5.65%	788,614	10,539	5.36%
Noninterest-earning assets	67,088			87,991
Total assets	$891,857			$876,605

Interest-bearing liabilities:
Interest-bearing demand deposits	$86,892	237	1.09%	$87,647	143	0.65%
Savings deposits	139,980	96	0.28%	159,790	52	0.13%
Money market deposits	93,787	475	2.03%	91,957	140	0.61%
Certificates of deposit	177,859	1,434	3.23%	168,064	931	2.22%
Total interest-bearing deposits	498,518	2,242	1.80%	507,458	1,266	1.00%
Federal Home Loan Bank advances	—	—	—	37,500	495	5.29%
Subordinated debentures	34,789	466	5.36%	37,122	541	5.85%
Total borrowings	34,789	466	5.37%	74,622	1,036	5.57%
Total interest-bearing liabilities	533,307	2,708	2.04%	582,080	2,302	1.59%
Noninterest-bearing demand deposits	139,070			149,444
Other noninterest-bearing liabilities	16,627			42,715
Total liabilities	689,004			774,239
Equity	202,853			102,366
Total liabilities and equity	$891,857			$876,605
Net interest income		$8,909			$8,237
Net interest rate spread			3.61%			3.77%
Net interest-earning assets	$291,462			$206,534
Net interest margin			4.33%			4.19%
Average interest-earning assets to interest-bearing liabilities	154.65%			135.48%

BV FINANCIAL, INC.
Average Balance Sheet for the Six Months ended June 30
(Dollars in thousands)

	For the Six Months Ended June 30,
	2024			2023
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$706,942	$19,959	5.54%	$673,564	$18,100	5.42%
Securities available-for-sale	33,745	612	3.61%	35,685	543	3.07%
Securities held-to-maturity	10,796	183	3.41%	12,166	186	3.08%
Cash, cash equivalents and other interest-earning assets	68,856	1,867	5.28%	56,362	1,398	5.02%
Total interest-earning assets	820,339	22,621	5.41%	777,777	20,227	5.24%
Noninterest-earning assets	67,273			87,176
Total assets	$887,612			$864,953

Interest-bearing liabilities:
Interest-bearing demand deposits	$85,721	473	1.12%	$89,733	161	0.36%
Savings deposits	143,304	161	0.18%	162,290	92	0.11%
Money market deposits	90,762	827	1.61%	95,749	236	0.50%
Certificates of deposit	175,477	2,767	3.09%	160,207	1,441	1.81%
Total interest-bearing deposits	495,264	4,228	1.62%	507,979	1,930	0.77%
Federal Home Loan Bank advances	—	—	—	30,862	783	5.12%
Subordinated debentures	35,297	1,521	11.82%	37,096	1,076	5.85%
Total borrowings	35,297	1,521	11.82%	67,958	1,859	5.52%
Total interest-bearing liabilities	530,561	5,749	2.31%	575,937	3,789	1.33%
Noninterest-bearing demand deposits	139,381			154,521
Other noninterest-bearing liabilities	16,384			33,598
Total liabilities	686,326			764,056
Equity	201,286			100,897
Total liabilities and equity	$887,612			$864,953
Net interest income		$16,872			$16,438
Net interest rate spread			3.36%			3.92%
Net interest-earning assets	$289,778			$201,840
Net interest margin			4.12%			4.26%
Average interest-earning assets to interest-bearing liabilities	154.62%			135.05%

ALLOWANCE FOR CREDIT LOSS - LOANS
(Dollars in thousands)
	QTR	YTD
	6/30/2024	6/30/2024

Beginning Balance	$8,506	$8,554

Provision for credit losses -loans	(25)	(159)

Net Charge-offs (recoveries):
Owner Occupied 1-4	(56)	(108)
Non-Owner Occupied 1-4	(11)	(39)
Investor Commercial Real Estate	—	(2)
OO Commercial Real Estate	—	(2)
Construction & Land	(1)	(2)
Farm Loans	—	—
Marine & Consumer	2	1
Guaranteed by the US Gov't	—	—
Commercial	—	—
Net charge-offs (recoveries)	(66)	(152)

Ending Balance- ACL for Loans	$8,547	$8,547

Balance Reserve for unfunded loan commitments	275	275
Balance Reserve for HTM Securities	5	5
Total ACL	$8,827	$8,827

Provision expense for Unfunded Commitments	(85)	68
Provision expense for HTM Securities	(1)	(1)
Total other provision expense	$(86)	$67
Total provision for (recovery of )credit losses	$(111)	$(92)